EXHIBIT 11.1

                                            SIERRA MONITOR CORPORATION
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                                        NET EARNINGS PER SHARE COMPUTATIONS

                                                    (unaudited)



                                                                       (All amounts in thousands except per share data)

                                                                    Three Months Ended                   Nine Months Ended

                                                              September 30,     September 30,     September 30,     September 30,
                                                              -------------     -------------     -------------     -------------
                                                                  1996              1995              1996              1995


Weighted average shares outstanding
          Common Stock                                            10,332           10,277           10,311           10,262

          Common Stock equivalents -

                options and warrants                                 378              160              379              202
                                                                  ------           ------           ------           ------

          Total weighted average shares

                outstanding                                       10,710           10,437           10,690           10,464
                                                                  ======           ======           ======           ======

Net income                                                        $ 80.6           $ 85.6           $100.5           $ 69.1
                                                                  ======           ======           ======           ======

Net income per share                                              $ 0.01           $ 0.01           $ 0.01           $ 0.01
                                                                  ======           ======           ======           ======
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